$100,000                                                                                                          November 14, 2012

CONVERTIBLE PROMISSORY NOTE

The undersigned promises to pay to the order of Smith Corporate Services, Inc., a Utah corporation (the "Holder" or any successor holder), at 455 East 500 South, Suite 201, Salt Lake City, Utah 84111, or at such other place as the Holder hereof may designate in writing, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000), together with interest thereon at the rate of five and one-half percent (5.5%) per annum. The entire unpaid principal and accrued interest thereon shall become immediately due and payable upon demand by the Holder.

In the event of default in the payment of any sum due hereunder when the same shall be due and payable, interest shall accrue on the entire unpaid balance of this note thereafter at the rate of 10% per annum until paid.

At any time from the date hereof to the due date of this Note, the entire unpaid principal and accrued interest on this Note may be converted into "unregistered" and "restricted" shares of the one mill ($0.001) par value common voting stock of the undersigned, at a conversion price to be agreed upon by the parties.

Prepayment of this Note with interest to date of payment may be made at any time without penalty, provided, that the Holder shall first have the option to convert the unpaid principal and accrued interest into shares of common stock of the undersigned as aforesaid, in lieu of such payment.

If the Holder deems itself insecure or if default be made in payment of the whole or any part of any installment at the time when or the place where the same becomes due and payable as aforesaid, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the Holder and without notice of said election at once become due and payable. In event of any such default or acceleration, the undersigned agrees to pay to the Holder reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived.

NU-MED PLUS, INC., a Utah corporation

Dated: November 14, 2012

By /s/Jeffrey L. Robins

Jeffrey L. Robins, President